EXECUTION COPY
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                          SECURITIES PURCHASE AGREEMENT

                                     between

                         GREEN POWER ENERGY HOLDINGS LLC

                                       and

                        COGENTRIX OF NORTH CAROLINA, INC.
                                   dated as of

                                 August 9, 2002




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

                                TABLE OF CONTENTS

                                                                            Page


ARTICLE I DEFINITIONS..........................................................1

   SECTION 1.1    DEFINITIONS..................................................1
   -----------    -----------

ARTICLE II SALE OF INTERESTS...................................................6

   SECTION 2.1    PURCHASE AND SALE OF THE SECURITIES. ........................6
                  -----------------------------------
   SECTION 2.2    PURCHASE PRICE; ADJUSTMENT. .................................6
                  --------------------------
   SECTION 2.3    CLOSING......................................................8
                  -------
   SECTION 2.4    INTERCOMPANY NOTES...........................................9
                  ------------------

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER RELATING TO SELLER AND
CEC...........................................................................10

   SECTION 3.1    ORGANIZATION, STANDING AND POWER............................10
   -----------    --------------------------------
   SECTION 3.2    AUTHORITY RELATIVE TO THIS AGREEMENT........................10
   -----------    ------------------------------------
   SECTION 3.3    NO CONFLICT OR VIOLATION; CONSENTS AND APPROVALS............10
   -----------    ------------------------------------------------
   SECTION 3.4    INTERESTS...................................................11
   -----------    ---------
   SECTION 3.5    TITLE TO PROPERTIES.........................................11
   -----------    -------------------
   SECTION 3.6    CONTRACTS...................................................11
   -----------    ---------
   SECTION 3.7    EMPLOYEE BENEFITS...........................................11
   -----------    -----------------
   SECTION 3.8    LABOR MATTERS...............................................12
   -----------    -------------
   SECTION 3.9    BROKERS AND FINDERS.........................................12
   -----------    -------------------
   SECTION 3.10   LITIGATION..................................................12
   ------------   ----------
   SECTION 3.11   ENVIRONMENTAL ISSUES........................................12
   ------------   --------------------
   SECTION 3.12   REGULATORY MATTERS..........................................13
   ------------   ------------------
   SECTION 3.13   FINANCIAL STATEMENTS........................................13
   ------------   --------------------
   SECTION 3.14   COMPLIANCE WITH LAW.........................................13
   ------------   -------------------

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER............................13

   SECTION 4.1    ORGANIZATION STANDING AND POWER.............................14
   -----------    -------------------------------
   SECTION 4.2    AUTHORITY RELATIVE TO THIS AGREEMENT........................14
   -----------    ------------------------------------
   SECTION 4.3    NO CONFLICT OR VIOLATION; CONSENTS AND APPROVALS............14
   -----------    ------------------------------------------------
   SECTION 4.4    INVESTMENT INTENT...........................................15
   -----------    -----------------
   SECTION 4.5    BROKERS AND FINDERS.........................................15
   -----------    -------------------
   SECTION 4.6    LITIGATION..................................................15
   -----------    ----------

ARTICLE V TAX MATTERS; CERTAIN COVENANTS......................................15

   SECTION 5.1    REPRESENTATIONS, WARRANTIES AND COVENANTS...................15
   -----------    -----------------------------------------
   SECTION 5.2    TAX MATTERS.................................................16
   -----------    -----------
   SECTION 5.3    ALLOCATION OF PURCHASE PRICE................................16
   -----------    ----------------------------

ARTICLE VI COVENANTS..........................................................17

   SECTION 6.1    CONDITION OF THE ASSETS; DISCLAIMERS........................17
   -----------    -------------------------------------
   SECTION 6.2    FEES AND EXPENSES...........................................17
   -----------    -----------------
   SECTION 6.3    ENVIRONMENTAL LIABILITY.....................................17
   -----------    -----------------------
   SECTION 6.4    CONTRACTS...................................................17
   -----------    ---------

   SECTION 6.5    FURTHER ASSURANCES..........................................18
   -----------    ------------------
   SECTION 6.6    ENVIRONMENTAL REPORTS.......................................18
   -----------    ---------------------
   SECTION 6.7    ACCESS TO ASSETS............................................18
   -----------    ----------------
   SECTION 6.8    NOTICE TO GUILFORD MILLS....................................18
   -----------    ------------------------
   SECTION 6.9    NAME CHANGE OF CEC..........................................18
   -----------    ------------------

ARTICLE VII CONDITIONS TO EACH PARTY'S OBLIGATIONS............................19

ARTICLE VIII CONDITIONS TO SELLER'S OBLIGATIONS...............................19

   SECTION 8.1    REPRESENTATIONS AND WARRANTIES OF BUYER.....................19
   -----------    ---------------------------------------
   SECTION 8.2    PERFORMANCE.................................................19
   -----------    -----------
   SECTION 8.3    CERTIFICATES................................................19
   -----------    ------------
   SECTION 8.4    NO INJUNCTION OR PROCEEDING.................................19
   -----------    ---------------------------
   SECTION 8.5    DELIVERIES AT CLOSING.......................................19
   -----------    ---------------------

ARTICLE IX CONDITIONS TO BUYER'S OBLIGATIONS..................................19

   SECTION 9.1    REPRESENTATIONS AND WARRANTIES OF SELLER....................20
   -----------    ----------------------------------------
   SECTION 9.2    PERFORMANCE BY SELLER.......................................20
   -----------    ---------------------
   SECTION 9.3    CERTIFICATES................................................20
   -----------    ------------
   SECTION 9.4    NO INJUNCTION OR PROCEEDING.................................20
   -----------    ---------------------------
   SECTION 9.5    NO MATERIAL ADVERSE CHANGE..................................20
   -----------    --------------------------
   SECTION 9.6    DELIVERIES AT CLOSING.......................................20
   -----------    ---------------------
   SECTION 9.7    DUE DILIGENCE...............................................20
   -----------    -------------

ARTICLE X TERMINATION AND ABANDONMENT; INDEMNIFICATION; ARBITRATION...........20

   SECTION 10.1   TERMINATION.................................................20
   ------------   -----------
   SECTION 10.2   PROCEDURE AND EFFECT OF TERMINATION.........................21
   ------------   -----------------------------------
   SECTION 10.3   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.......22
   ------------   -----------------------------------------------------
   SECTION 10.4   INDEMNIFICATION.............................................22
   ------------   ---------------
   SECTION 10.5   ARBITRATION.................................................23
   ------------   -----------

ARTICLE XI MISCELLANEOUS......................................................24

   SECTION 11.1   AMENDMENT AND MODIFICATIONS.................................24
   ------------   ---------------------------
   SECTION 11.2   EXTENSION; WAIVER...........................................25
   ------------   -----------------
   SECTION 11.3   ENTIRE AGREEMENT; ASSIGNMENT................................25
   ------------   ----------------------------
   SECTION 11.4   VALIDITY....................................................25
   ------------   --------
   SECTION 11.5   NOTICES.....................................................25
   ------------   -------
   SECTION 11.6   GOVERNING LAW...............................................26
   ------------   -------------
   SECTION 11.7   PUBLICITY...................................................26
   ------------   ---------
   SECTION 11.8   DESCRIPTIVE HEADINGS........................................26
   ------------   --------------------
   SECTION 11.9   COUNTERPARTS................................................27
  ------------   ------------

Exhibit
Letter          Exhibits
------          --------

A               Assignment of Membership Interests
B               Secretary's Certificate of Seller
C               Secretary's Certificate of Buyer
D               Security Agreement
E               Deed of Trust
F               Tax Allocation
G               Legal Description of Sites

                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT is made as of August 9, 2002, between COGENTRIX OF NORTH CAROLINA, INC., a North Carolina corporation ("Seller"), and GREEN POWER ENERGY HOLDINGS LLC, a Delaware limited liability company, or its designee ("Buyer").

                                    RECITALS

         Seller owns 100% of the limited liability company membership interests in Cogentrix Eastern Carolina, LLC, a North Carolina limited liability company ("CEC"). CEC is the direct owner of certain assets for the cogeneration of electricity and steam, more particularly described in Section 1 of the Seller Disclosure Schedule, at a facility in Kenansville, North Carolina and a related facility in Warsaw, North Carolina (the "Assets"; the cogeneration facilities included in the Assets, shall be referred to herein as the "Facilities").

         Buyer's Representative submitted an Offer Letter dated March 15, 2002 (the "Offer") to Seller regarding the purchase of the Facilities, to be structured as a purchase of 100% of the membership interests in CEC from Seller.

         Pursuant to a Right of First Refusal Agreement (the "First Refusal Agreement") between Seller (as successor to Cogentrix Leasing Corporation) and Guilford Mills, Inc. ("Guilford Mills") dated November 30, 1984 (as amended), Guilford Mills has a right of first refusal (the "Right of First Refusal") to acquire the Facilities on the same terms and conditions as were contained in the Offer. Upon execution of this Agreement by the parties hereto, CEC shall submit to Guilford Mills notice of its Right of First Refusal and shall seek a waiver by Guilford Mills of its Right of First Refusal.

         Seller wishes to sell, transfer and assign to Buyer, and Buyer wishes to purchase and acquire from Seller, all of the limited liability company membership interests in CEC (the "Interests") on the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the mutual covenants contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

         Section 1.1 Definitions. The terms defined in this Article I, whenever used herein, shall have the following meanings for all purposes of this Agreement.

         "Actual Knowledge" shall mean, with respect to CECC and Seller, actual knowledge of, or receipt of written notice by, an officer or other employee whose responsibilities include the administration of environmental matters or compliance with laws.

         "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

         "Agreement" shall mean this Securities Purchase Agreement together with the Schedules and Exhibits hereto.

         "Assets" shall have the meaning set forth in the Recitals to this Agreement.

         "Buyer" shall have the meaning set forth in the preamble hereto.

         "Buyer Disclosure Schedule" shall have the meaning set forth in Article IV hereof.

         "Buyer Indemnified Parties" shall have the meaning set forth in Section 10.4(a) hereof.

         "CEC" shall have the meaning set forth in the Recitals to this Agreement.

         "Claim" shall mean any demand, assertion, claim, action, or proceeding, judicial or otherwise by any Governmental Entity or Person, which gives or would reasonably be expected to give rise to a claim under Section 10.4 or Article V for Damages.

         "Closing" shall have the meaning set forth in Section 2.2(a) hereof.

         "Closing Date" shall have the meaning set forth in Section 2.2(a) hereof.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Confidentiality Agreement" shall mean the Confidentiality Agreement dated as of December 19, 2001 between Buyer and CEC.

         "Contracts" shall have the meaning set forth in Section 3.6 hereof.

         "CP&L" shall have the meaning set forth in the Recitals to this Agreement.

         "Damages" shall mean any cash, out-of-pocket liabilities, costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages and amounts paid in settlement, except to the extent caused by the negligence, willful misconduct or fraud of an Indemnified Party and except as limited by Section 6.1 hereof.

         "Encumbrances" shall have the meaning set forth in Section 3.5(a) hereof.

         "Environmental Law" shall mean any current Legal Requirement pertaining to (a) the protection of health, safety and the indoor or outdoor environment,
(b) the conservation, management, or use of natural resources and wildlife, (c) the protection or use of surface water and groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any hazardous or toxic material or (e) pollution (including any Release to air, land, surface water, and groundwater), and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., ("CERCLA"), Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 et seq., Federal

Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801 et seq., Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) et seq., any similar, implementing or successor law, and any amendment, rule, regulation, order, or directive issued thereunder, whether federal state, or local.

         "Environmental Reports" shall have the meaning set forth in Section 6.6 hereof.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Facilities" shall have the meaning set forth in the Recitals to this Agreement.

         "FERC" shall mean the Federal Energy Regulatory Commission, or any successor agency.

         "Final Payment" shall have the meaning set forth in Section 2.2(b)(iii) hereof.

         "First Refusal Agreement" shall have the meaning set forth in the Recitals to this Agreement.

         "Governmental Approval" shall mean any permit, license, variance, certificate, consent, letter, clearance, closure, exemption, decision or action or approval of a Governmental Entity.

         "Governmental Entity" shall have the meaning set forth in Section 3.3 hereof.

         "Ground Leases" shall mean those certain ground leases set forth on the Seller Disclosure Schedule.

         "Guilford Mills" shall have the meaning set forth in the Recitals to this Agreement.

         "Hazardous Material" shall mean any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant, or material which is hazardous or toxic, and includes, without limitation, (a) asbestos and polychlorinated biphenyls and (b) any such material classified or regulated as "hazardous" or "toxic" pursuant to any applicable Environmental Law.

         "Indemnified Party" shall have the meaning set forth in Section 10.4(d) hereof.

         "Indemnifying Party" shall have the meaning set forth in Section 10.4(d) hereof.

         "Interests" shall have the meaning set forth in the Recitals to this Agreement.

         "Legal Requirement" shall mean any treaty, convention, statute, law, regulation, ordinance, Governmental Approval, injunction, judgment, order, consent decree, or other requirement of any Governmental Entity.

         "Material  Adverse  Effect" shall have the meaning set forth in Section
3.1 hereof.

         "Mutual Release and Termination Agreement" shall have the meaning set forth in Section 2.2(b)(xi) hereof.

         "Notice of Exercise" shall have the meaning set forth in Section 2.2(b) hereof

         "NCUC" means the North Carolina Utilities Commission.

         "Offer" shall have the meaning set forth in the Recitals to this Agreement.

         "Organizational Documents" has the meaning set forth in Section 3.1 hereof.

         "Permitted Encumbrances" shall have the meaning set forth in Section 3.5(b) hereof.

         "Person" shall mean any individual, partnership, joint-stock company, joint venture, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

         "Plan" shall mean any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

         "Power Agreement" shall have the meaning set forth in the Recitals to this Agreement.

         "PUHCA" shall mean the Public Utility Holding Company Act of 1935, as amended from time to time.

         "PURPA" shall mean the Public Utility Regulatory Policy Act of 1978, as amended, and the regulations promulgated by FERC thereunder.

         "Purchase  Price"  shall  have the  meaning  set forth in  Section  2.2 hereof.

         "Qualifying Facility" shall mean an electric generating plant which is a "qualifying small power production facility" or a "qualifying cogeneration facility" as such terms are defined in PURPA.

         "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the indoor or outdoor environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks, and other receptacles containing or previously containing any Hazardous Material.

         "Representative" shall mean, with respect to any Person, each of such Person's directors, officers, employees, representatives and agents, and each of their heirs, executors and assigns of any of them.

         "Required  Buyer  Consents" shall have the meaning set forth in Section
4.3 hereof.

         "Required  Seller Consents" shall have the meaning set forth in Section
3.3 hereof.

         "Right of First Refusal" shall have the meaning set forth in the Recitals to this Agreement.

         "Scheduled Conditions" shall have the meaning set forth in Section 3.10 hereof.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Seller" shall have the meaning set forth in the preamble hereto.

         "Seller Companies" shall have the meaning set forth in the Recitals to this Agreement.

         "Seller  Disclosure  Schedule"  shall  have the  meaning  set  forth in
Article III hereof.

         "Seller  Indemnified  Parties"  shall  have the  meaning  set  forth in
Section 10.4(b) hereof.

         "Signing" shall have the meaning set forth in Section 2.2(b) hereof.

         "Sites" shall have the meaning set forth in Section 6.3 hereof.

         "Tax" or "Taxes" shall mean, all income, gross receipts, profits, franchise, single business, sales, use, occupation, property (including in lieu-of-taxes), capital, environmental, employment, severance, excise, workers' compensation, social security, withholding or similar taxes or other governmental fees or charges of a similar nature, however denominated, imposed by any foreign, federal, state, local, or other political subdivision taxing authority (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), together with any interest, additions or penalties with respect thereto, and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or other entity.

         "Tax Return" shall mean any return, report, statement, information or other document including any amendment thereto filed or to be filed or required to be filed or supplied to any foreign, federal, state, or local Tax authority or any other Governmental Entity with respect to Taxes, including, where permitted or required, combined or consolidated returns for any group of entities.

         "Termination Date" shall have the meaning set forth in Section 10.1(b) hereof.

         "Transfer Taxes" shall have the meaning set forth in Section 5.2(a) hereof.

                                   ARTICLE II
                                SALE OF INTERESTS

         Section 2.1 Purchase and Sale of the Securities. . Subject to the terms and conditions of this Agreement, at the Closing, Seller will sell and transfer the Interests to Buyer, and Buyer will purchase the Interests from Seller.

         Section 2.2 Purchase Price; Adjustment. . (a) Buyer and Seller hereby agree that upon the terms and subject to the satisfaction or waiver, if permissible, of the conditions set forth herein, Seller shall sell, transfer and deliver to Buyer, and Buyer shall purchase from Seller, free and clear of all Encumbrances, the Interests for a purchase price (the "Purchase Price") equal to the sum of Six Million Five Hundred Thousand U.S. Dollars ($6,500,000), subject to adjustment as set forth in subsections (c) - (g) below, and payable as set forth in subsection (b) below.

         (b) Buyer shall deliver to Seller, upon the signing of this Agreement (the "Signing"), $200,000 in immediately available funds (the "Cash Deposit"). In the event the transactions contemplated in this Agreement do not close by the Termination Date because either of CEC or Seller receives notice that Guilford Mills has elected to exercise the Right of First Refusal (the "Notice of Exercise"), Seller shall refund the Cash Deposit to Buyer, without any interest. In the event the transactions contemplated in this Agreement do not close by the Termination Date for any other reason, Seller shall be entitled to retain the Cash Deposit. In the event the transactions contemplated in this Agreement do close, Seller shall be entitled to retain the Cash Deposit and Buyer shall pay the balance of the Purchase Price in immediately available funds (the "Deferred Purchase Price"), as follows:

                  (i) On the Closing Date, Buyer shall pay to Seller $100,000.

                  (ii) Not later than 210 days after the Closing Date, Buyer shall pay to Seller $400,000.

                  (iii) Not later than 270 days after the Closing Date, Buyer shall pay to Seller $5,800,000, as adjusted in accordance with subsections (c) - (g) below (the "Final Payment").

         (c) Not later than ten (10) days after the Closing Date, Seller shall deliver to Buyer a statement ("Seller's Statement") of the difference between
(i) the value of the net working capital, inventory and fuel on-hand of CEC on March 15, 2002, which is set forth in Schedule 2.2(c) to this Agreement (the "Interim Value") and (ii) the value of the net working capital, inventory and fuel on-hand of CEC as of the Closing Date (the "Closing Value"). To the extent the Closing Value is less than the Interim Value, the Purchase Price shall be decreased dollar-for-dollar by the difference; to the extent the Closing Value is greater than the Interim Value, the Purchase Price shall be increased dollar-for-dollar by the difference. Any adjustment to Purchase Price pursuant to this Section shall be effected by a corresponding change to the amount of the Final Payment.

         (d) Buyer shall have the opportunity to review Seller's Statement, which shall be binding and conclusive upon, and deemed accepted by, Buyer unless Buyer shall have notified Seller in writing within ten (10) days after delivery of Seller's Statement of any good faith objection thereto ("Buyer's Objection"). Buyer's Objection shall set forth a specific description of the basis of Buyer's Objection and the specific adjustments to the Closing Value reflected on Seller's Statement which Buyer believes should be made. Any items not disputed in Buyer's Objection shall be deemed to have been accepted by Seller.

         (e) Seller's Statement, and all other financial information of CEC required or permitted to be provided hereunder, shall be prepared in accordance with United States generally accepted accounting principles and the accounting practices and policies of CEC, consistently applied ("U.S. GAAP").

         (f) If Buyer and Seller are unable to resolve all of their disputes with respect to Seller's Statement within fifteen (15) days following Seller's receipt of Buyer's Objection, they shall refer their remaining differences to Deloitte & Touche LLP or another internationally recognized firm of independent public accountants as to which Buyer and Seller mutually agree (the "CPA Firm") for decision, which decision shall be final and binding on the parties upon delivery of the written opinion set forth in sub-clause (iii) below. Each of Buyer and Seller hereby represents that Deloitte & Touche LLP has not been retained by Buyer, Seller or any of their affiliates for a period of five years prior to the date hereof. The procedure and schedule under which any dispute shall be submitted to the CPA Firm shall be as follows:

                  (i) Within fifteen (15) days following appointment of the CPA Firm, Buyer shall submit any unresolved elements of its objection to the CPA Firm in writing (with a copy to Seller), supported by any documents and/or affidavits upon which it relies.

                  (ii) Within fifteen (15) days following Buyer's submission of the unresolved elements of Buyer's Objection as specified in sub-clause
         (i) above, Seller shall submit its response to the CPA Firm in writing (with a copy to Buyer), supported by any documents and/or affidavits upon which it relies.

                  (iii) The CPA Firm shall deliver its written opinion within twenty (20) days following its receipt of the information provided for in sub-clause (ii) above, or such longer period of time as the CPA Firm determines is necessary, not to exceed thirty (30) days. The scope of the disputes to be resolved by the CPA Firm is limited to the unresolved portion of Seller's Objection. Seller and Buyer shall make readily available to the CPA Firm all relevant books and records and any work papers (including those of the parties' respective accountants) relating to the Closing Value and all other items reasonably requested by the CPA Firm.

         Any expenses relating to the engagement of the CPA Firm shall be shared equally between Seller and Buyer. Seller and Buyer shall each bear the fees of their respective accountants incurred in connection with the determination and review of the Closing Value and Seller's Statement.

         (g) Seller's Statement shall become final and binding on the parties upon the earliest of (i) if no Buyer's Objection has been given, the expiration of the period within which Buyer must make its objection pursuant to Subsection
(d) hereof, (ii) agreement in writing by Buyer and Seller that Seller's Statement, together with any modifications thereto agreed by Buyer and Seller, shall be final and binding and (iii) the date on which the CPA Firm shall issue its written determination with respect to any dispute relating to Seller's Statement. Seller's Statement as submitted by Seller, if no timely Seller's Objection has been given, or as adjusted pursuant to any agreement between the parties or as determined pursuant to the decision of the CPA Firm, is herein referred to as the "Final Closing Statement."

         Section 2.3 Closing. (a) The closing of the transactions contemplated by this Agreement (the "Closing") shall be held at 10:00 a.m. on the third business day following the later to occur of (i) September 12, 2002, or the receipt of a waiver by Guilford Mills of its Right of First Refusal and (ii) the satisfaction of the conditions precedent to the purchase and sale of the Interests, to be effective as of such day, at the offices of Moore & Van Allen PLLC in Charlotte, North Carolina (or at such other time, date or place as the parties may mutually agree, hereinafter referred to as the "Closing Date").

         (b) At the Closing, Seller shall deliver the following to Buyer:

                  (i) A copy of the Articles of Incorporation and Bylaws of Seller, together with a certificate of a duly authorized officer of Seller, dated as of the Closing Date, certifying that the documents attached to such certificate are true and correct copies of such organizational documents;

                  (ii) A copy  of  the  Articles  of  Organization  and  Limited
         Liability Company Agreement of CEC, together with a certificate of a duly authorized officer of CEC, dated as of the Closing Date, certifying that the documents attached to such certificate are true and correct copies of such organizational documents, and that such documents constitute all of the organizational documents of CEC;

                  (iii) Certified copies of resolutions of the sole director of Seller authorizing the execution, delivery and performance of this Agreement and the performance of its obligations hereunder;

                  (iv) A Certificate of Existence issued no earlier than one week prior to the Closing Date by the Secretary of State of North Carolina regarding each of Seller and CEC;

                  (v) Assignments transferring the Interests to Buyer in the form of Exhibit "A", duly executed by Seller;

                  (vi) The certificates contemplated by Section 9.3 hereof;

                  (vii) The resignation of all members and managers of CEC;

                  (viii) A secretary's certificate executed by Seller in the form of Exhibit "B";

                  (ix) The Required Seller Consents;

                  (x) The Environmental Reports; and

                  (xi) Terminations or releases of the Encumbrances identified in Section 3.5(b) of the Seller Disclosure Schedule.

         (c) At the Closing, Buyer shall deliver to Seller:

                  (i) The Certificate of Formation and LLC Operating Agreement of Buyer, together with a certificate of a duly authorized officer of Buyer, dated as of the Closing Date, certifying the accuracy and completeness of such corporate documents as of such date;

                  (ii) Certified copies of resolutions or consents of the manager(s) of Buyer authorizing the execution, delivery and performance of this Agreement and the performance of its obligations hereunder;

                  (iii)  Good  standing   certificate   with  respect  to  Buyer
         (including tax good standing) issued no earlier than one week prior to the Closing Date by the Secretary of State of Delaware;

                  (iv) The certificates contemplated by Section 8.3 hereof;

                  (v) A secretary's certificate executed by Buyer in the form of Exhibit "C";

                  (vi) The Required Buyer Consents;

                  (vii) A Security Agreement executed by Buyer in the form of Exhibit "D" that includes the authorization by Buyer of the filing by Seller of UCC financing statements; and

                  (viii) A Deed of Trust in favor of Seller with respect to the Sites in the form of Exhibit "E".

         Section 2.4 Intercompany Notes.The obligations of Buyer or of CEC after the Closing shall exclude any intercompany loan balances, and any other obligations under intercompany notes, existing prior to the Closing Date.

                                  ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF SELLER RELATING
                                TO SELLER AND CEC

         Except as set forth in the Disclosure Schedule delivered by Seller to Buyer concurrently with the execution and delivery by Seller of this Agreement (the "Seller Disclosure Schedule"), Seller hereby represents and warrants to Buyer as follows:

         Section 3.1 Organization, Standing and Power. Seller is duly incorporated, validly existing and in good standing under the laws of North Carolina, and CEC is duly organized, validly existing and in good standing under the laws of North Carolina; and CEC has all requisite power and authority to conduct its business as it is now being conducted and to own, lease and operate its property and assets, except where the failure to be so organized, existing and in good standing or to have such power or authority will not have (i) a material adverse effect on the business, results of operations, assets or financial condition of CEC or (ii) materially impair the ability of Seller to perform its material obligations under this Agreement (each of such effects in clauses (i) and (ii) being a "Material Adverse Effect"). CEC has no direct or indirect investment or interest in or control over any other corporation, partnership, joint venture or other business entity. Seller has delivered to Buyer true and correct copies of the articles of organization, limited liability company agreement and minute books of CEC (collectively, the "Organizational Documents").

         Section 3.2 Authority Relative to this Agreement. Seller has all requisite corporate authority and power to execute and deliver this Agreement, to transfer the Interests and to perform its obligations hereunder. The execution and delivery of this Agreement, the transfer of the Interests and the performance by Seller of its obligations hereunder have been duly and validly authorized by all required action on the part of Seller and no other proceedings on the part of Seller are necessary to authorize this Agreement, the transfer of the Interests or the performance of Seller's obligations hereunder. This Agreement has been duly and validly executed and delivered by Seller and, assuming this Agreement has been duly authorized, executed and delivered by Buyer, this Agreement constitutes a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         Section 3.3 No Conflict or Violation; Consents and Approvals. Neither the execution and delivery of this Agreement by Seller nor the performance by Seller of its obligations hereunder, including the sale of the Interests, will
(a) require the consent, waiver or approval of any Federal, state, local or foreign government, or regulatory authority, agency or commission, including courts of competent jurisdiction, domestic or foreign (a "Governmental Entity"), except for consents and approvals described in Section 3.3(a) of the Seller Disclosure Schedule (the "Required Seller Consents"), (b) conflict with, violate or result in any default under the Articles of Incorporation or Bylaws of Seller or the Organizational Documents of CEC, or (c) violate any judgment, order, decree, law, statute, regulation or other judicial or governmental restriction to which Seller or CEC is subject. Notwithstanding any provision in this

Agreement to the contrary, (i) in no event shall obtaining the Required Seller Consents require any action by Seller with respect to any Certificate of Public Convenience and Necessity other than providing the notice referred to in Section 3.3(a) of the Seller Disclosure Schedule.

         Section 3.4 Interests. The Interests were issued to Seller in compliance with the Securities Act and any applicable state securities laws. There are no outstanding contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any equity interests of CEC (other than the Interests).

         Section 3.5 Title to Properties. (a) Interests. Seller has good title in and to the Interests, subject to no charge, claim, lien, option, pledge, security interest, mortgage, restriction on transfer, right of first refusal or other encumbrances (collectively, "Encumbrances"). Seller has the right to convey to Buyer the Interests. Upon delivery of the Interests against payment of the Purchase Price by Buyer in accordance with Section 2 of this Agreement, good title to the Interests, free and clear of any Encumbrances, will pass to Buyer.

         (b) Assets. Except for any liens for Taxes and assessments not yet due and payable (collectively, "Permitted Encumbrances"), the Assets are subject to no Encumbrances other than as identified on Section 3.5(b) of the Seller Disclosure Schedule. CEC owns and has good title in and to the Assets, subject to no Encumbrances other than Permitted Encumbrances.

         Section 3.6 Contracts. At Closing, CEC will not be a party to any contracts, agreements or understandings with any Person other than as set forth in Section 3.6 of the Seller Disclosure Schedule (the "Contracts").

         Section 3.7 Employee Benefits. (a) Section 3.7 of the Seller Disclosure Schedule contains a complete and accurate list of all Plans currently maintained by CEC or to which CEC is currently obligated to contribute and all employment, change in control, or consulting agreements, and all bonus, incentive or deferred compensation, pension, retirement, compensatory, profit-sharing, savings, stock option or other equity-based, severance, retention, and other material fringe benefit plans, agreements, policies and arrangements currently maintained by CEC for the benefit of any current or former employee, officer or independent contractor of CEC, or under which CEC has any outstanding obligations (collectively, the "Company Plans").

         (b) Each Company Plan has been operated and administered in accordance with its terms and with applicable law, including ERISA and the Code, except for any failure to so operate and administer any Company Plan that would not reasonably be expected to have a Material Adverse Effect.

         (c) There is no pending or, to the knowledge of CEC, threatened material legal action, suit or claim relating to any Company Plan (other than routine claims for benefits). Neither CEC nor, to the knowledge of CEC, any other Person, has engaged in a transaction with respect to any Company Plan that would reasonably be expected to subject CEC to a tax or penalty imposed by either section 4975 of the Code or section 502(i) of ERISA that would reasonably be expected to have a Material Adverse Effect.

         (d) No Company Plan is subject to section 302 of ERISA or section 412 of the Code. No Company Plan is a "multiemployer plan," within the meaning of section 3(37) of ERISA.

         (e) All contributions required under ERISA or the Code to have been made by CEC to each Company Plan have been timely made.

         (f) With respect to each Company Plan, CEC has provided or made available to Buyer true and complete copies of the following documents, to the extent applicable: (i) the most recent plan documents and all amendments thereto or a summary of any unwritten Company Plan; (ii) the most recent trust instrument and insurance contracts; (iii) the most recent Form 5500 filed with the IRS; (iv) the most recent summary plan description; and (v) the most recent determination letter issued by the IRS.

         Section 3.8 Labor Matters. Section 3.8 of the Seller Disclosure Schedule sets forth a true and complete list of the employees of CEC as of the date of this Agreement. Except as set forth in Section 3.8 of the Seller Disclosure Schedule:

         (a) there is no labor strike, material labor dispute, or concerted work stoppage pending as of the date of this Agreement or, to the knowledge of CEC, threatened, and, since January 1, 1991, CEC has not experienced any labor strike or material concerted labor dispute;

         (b) CEC has complied with all applicable laws relating to the employment relationship in connection with the employment of its employees, except for any failure to comply that would not reasonably be expected to have a Material Adverse Effect; and

         (c) CEC is not a party to or bound by any Contract or other agreement with any labor union representing its employees.

         Section 3.9 Brokers and Finders. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

         Section 3.10 Litigation. There is no action, suit or proceeding pending, or, to the knowledge of Seller, threatened, against Seller or CEC or any properties or rights of either Seller or CEC before any Governmental Entity, except, with respect to Seller, actions, suits or proceedings (i) the adverse determination of which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect or (ii) that would not prevent or delay the consummation of the transactions contemplated by this Agreement and, to the knowledge of Seller, there is no other action, suit or proceeding pending against Seller or CEC or any properties or rights of either Seller or CEC before any Governmental Entity.

         Section 3.11 Environmental Issues. Except as set forth on Section 3.11 of the Seller Disclosure Schedule (the "Scheduled Conditions"), Seller
represents and warrants as of the Closing Date, to the Actual Knowledge of Seller, that:

         (a) the operations and use of the Assets by CEC complied with, as of the Closing Date, all applicable material Environmental Laws in all material respects;

         (b) CEC has obtained all Governmental Approvals required for its operations and the operation of the Assets by any applicable Environmental Law, except where the failure to obtain such a Governmental Approval would not have a Material Adverse Effect; and

         (c) CEC has not caused any Release, threatened Release, or disposal of, any Hazardous Material at the Facilities in any material quantity, except for Releases of any Hazardous Material permitted by applicable Environmental Laws or Governmental Approvals.

         Section 3.12 Regulatory Matters. The Facilities are a Qualifying Facility. CEC is not (i) subject to regulation as an "electric utility company," "public utility company" or "holding company" under PUHCA; (ii) subject to regulation under the Federal Power Act of the United States, as amended, except as provided in 18 C.F.R. ss.292.601(c); or (iii) subject to state law or regulation respecting the rates of electric utilities and the financial and organizational regulation of electric utilities. CEC is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940 of the United States, as amended, or an "investment advisor."

         Section 3.13 Financial Statements. The financial statements of CEC set forth on Section 3.13 of the Seller Disclosure Schedule (collectively, the "Company Financial Statements") for the years ended December 31, 2000, and 2001, and the balance sheet and income statement for the periods beginning January 1, 2002 and ending March 15, 2002, and beginning January 1, 2002 and ending June 30, 2002, delivered to Buyer prior to the date hereof have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated and present fairly in all material respects the financial condition of CEC, at the respective dates indicated. Although the historical financial statements of CEC for periods ending prior to June 30, 2002, include references to intercompany notes, those notes have been paid in full.

         Section 3.14 Compliance with Law. To the Actual Knowledge of Seller, CEC and Seller have complied with all applicable laws and regulations relating to the Assets unless failure to comply could not reasonably be expected to have a Material Adverse Effect on the business or operations of the Assets; provided that no representation or warranty is made in this Section 3.12 with respect to any of the matters covered by or referred to in Section 3.10 hereof.



                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER


         Except as set forth in the Disclosure Schedule delivered by Buyer to Seller concurrently with the execution and delivery by Buyer of this Agreement (the "Buyer Disclosure Schedule"), Buyer represents and warrants to Seller as follows:

         Section 4.1 Organization Standing and Power. Buyer is duly organized, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to conduct its business as it is now being conducted and to own, lease and operate its property and assets except where the failure to be so organized, existing and in good standing or to have such power or authority would not, in the aggregate, either (i) have a material adverse effect on the business, results of operations, assets or financial condition of Buyer or (ii) impair, hinder or adversely affect the ability of Buyer to acquire the Interests as contemplated hereby or to perform its obligations under this Agreement.

         Section 4.2 Authority Relative to this Agreement. Buyer has all requisite authority and power to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance by Buyer of its obligations hereunder have been duly and validly authorized by all required action on the part of Buyer and no other proceedings on the part of Buyer are necessary to authorize this Agreement or to perform Buyer's obligations hereunder. This Agreement has been duly and validly executed and delivered by Buyer and, assuming this Agreement has been duly authorized, executed and delivered by Seller, this Agreement constitutes a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms.

         Section 4.3 No Conflict or Violation; Consents and Approvals. Neither the execution and delivery of this Agreement by Buyer nor the performance by Buyer of its obligations hereunder will (a) require the consent, waiver or approval of any Governmental Entity, except for consents and approvals described in Section 4.3(a) of the Buyer Disclosure Schedule, (b) require the consent, waiver or approval of any Person other than a Government Entity except the consents, waivers or approvals described in Section 4.3(b) of the Buyer Disclosure Schedule (collectively with (a), the "Required Buyer Consents"), (c) conflict with, violate or result in any default under the Articles of Organization, Operating Agreement, or other similar governing documents of Buyer, (d) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or any obligation to repay) or give rise to any preferential right to purchase or similar right under, any of the terms, conditions or provisions of any material indenture, mortgage, note, bond, encumbrance, license, contract, lease, franchise, permit, agreement or other material instrument or obligations to which Buyer is a party or by which Buyer or any of its properties or assets may be bound, or (e) violate any judgment, order, decree, law, statute, regulation or other judicial or governmental restriction to which Buyer is subject.

         Section 4.4 Investment Intent. Buyer is not acquiring the Interests with a view to the distribution of the Interests in a manner that would cause Buyer to be an "underwriter" as such term is defined in Section 2(a)(11) of the Securities Act. Buyer understands that the Interests have not been registered under the Securities Act or other applicable Federal or state securities laws, and the rules and regulations promulgated thereunder, by reason of the contemplated sale of the Interests in a transaction exempt from the registration requirements of the Securities Act and state securities laws, and the rules and regulations promulgated thereunder. Buyer represents that it is fully informed as to the applicable limitations upon any distribution or resale of the Interests under the Securities Act and other applicable Federal and state securities laws, and the rules and regulations promulgated thereunder, and Buyer agrees that it will refrain from transferring, distributing or otherwise disposing of the Interests, or any interest therein, in such manner as to violate the registration requirements of the Securities Act or of any applicable Federal or state securities law, and the rules and regulations promulgated thereunder. Buyer is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

         Section 4.5 Brokers and Finders. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

         Section 4.6 Litigation. Except as otherwise set forth in the Buyer Disclosure Statement, there is no action, suit or proceeding pending, or, to the knowledge of Buyer, threatened, against Buyer or any properties or rights of Buyer before any Governmental Entity, except actions, suits or proceedings (i) the adverse determination of which, individually or in the aggregate, would not be reasonably likely to have a material adverse effect on the business, results of operations, assets or financial condition of Buyer or materially impair the ability of Buyer to perform its material obligations under this Agreement or
(ii) that would not prevent or delay the consummation of the transactions contemplated by this Agreement.



                                   ARTICLE V
                         TAX MATTERS; CERTAIN COVENANTS

         Section  5.1   Representations,   Warranties  and   Covenants.   Seller
represents, warrants and covenants to Buyer as follows:

         (a) There have been properly completed and filed on a timely basis and in correct form all Tax Returns required to be filed on or before the date hereof with respect to the Assets. As of the time of filing, the foregoing Tax Returns correctly reflected the facts regarding the income, business, assets operations, activities, status or other matters of CEC or any other information required to be shown thereon. An extension of time within which to file any Tax Return with respect to the Assets which has not been filed has not been requested or granted.

         (b) For all taxable periods prior to and including the date hereof, all Taxes shown as due on the Tax Returns referenced in Section 5.1(a) for which CEC is or was liable have been paid.

         (c) CEC will not be required to file any Tax Returns as a result of the transactions contemplated herein.

         (d) CEC is treated and taxable as a disregarded entity under Treas. Reg. ss. 301.7701-3 and no election has been made by Seller or CEC for CEC to be classified as an association taxable as a corporation for federal or state income Tax purposes.

         (e) Neither Seller nor CEC is a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code and Seller is not a person other than a United States person within the meaning of the Code and the transactions contemplated herein are not subject to the Tax withholding provisions of the Code.

         (f) Neither CEC nor the property of CEC is subject to any tax liens or Encumbrances (other than Permitted Encumbrances) and the transfer of the Interests to Buyer will not subject either CEC or Buyer to any transferee liability for any Taxes that may be owing by Seller or its successors.

         (g) The sale and purchase of the Interests will not terminate, invalidate or cause the recapture of any Tax abatements, Tax credits, Tax exemptions, Tax rebates and/or deferred or excluded Taxes which are in effect or pending for CEC or the Assets.

         (h) Other than as provided in Section 5.3 below, (i) CEC is not a party to nor liable to make any payments under any type of Tax indemnity agreement, Tax allocation agreement or Tax sharing agreement and (ii) there shall be no liability of CEC on or after the Closing Date under any such agreement.

         Section 5.2 Tax Matters. (a) Transfer Taxes. Buyer shall pay all pay all sales, use, transfer, real property transfer, recording, stock transfer and other similar taxes and fees ("Transfer Taxes"), if any, arising out of or in connection with the transfer of the Interests to Buyer, and shall indemnify, defend and hold harmless Seller with respect to such Transfer Taxes.

         (b)  Income  Taxes  Arising  from   Transaction.   Subject  to  Buyer's
obligation to pay certain Transfer Taxes pursuant to Section 5.2(a) above, Seller shall be liable for all other Taxes, including without limitation, income Tax, which may become due, as a result of the various transactions contemplated by Section 2.2 of this Agreement.

         (c) Section 1445 Certificate. If required, Seller shall furnish Buyer on or before the Closing Date a certification of Seller's non-foreign status as set forth in Section 1445 of the Code and the Treasury Regulations promulgated thereunder.

         Section 5.3 Allocation of Purchase Price. Seller and Buyer agree that the Purchase Price shall be allocated among the Assets consistent with Exhibit "F" hereto, which has been prepared in accordance with Section 1060 of the Code, and the regulations promulgated thereunder. Buyer and Seller agree to adopt and utilize the amounts so allocated for purposes of filing Internal Revenue Service Form 8594 and all federal, state and other Tax Returns filed by it and it will not voluntarily take any position inconsistent therewith upon examination of any such Tax Return, in any claim, in any litigation or otherwise with respect to such Tax Returns. Seller and Buyer each agree to provide the other promptly with any other information required to complete Form 8594. Notwithstanding any other provisions of this Agreement, the foregoing agreement shall survive the Closing without limitation.

                                   ARTICLE VI
                                    COVENANTS

         Section 6.1 Condition of the Assets; Disclaimers. Except as contemplated by this Agreement, as set forth in the Seller Disclosure Schedule or with the prior written consent of Buyer, during the period from the date of this Agreement to the Closing, Seller will not, and will not permit CEC to, (i) amend, supplement or otherwise modify any of the Contracts in any respect or
(ii) issue, or enter into any agreement to issue or grant rights to the membership interests in CEC, including, without limitation, the Interests to anyone other than Seller. In connection with the transfer of the Interests contemplated by this Agreement, Buyer acknowledges that it, or its agents, have had an opportunity to inspect the Assets. Subject to the terms and conditions of this Agreement, Buyer hereby accepts as of the date hereof the condition of the Assets on an "AS IS" basis. SELLER MAKES NO REPRESENTATIONS OR WARRANTIES OTHER THAN AS EXPRESSLY SET FORTH IN ARTICLE III OF THIS AGREEMENT AND HEREBY DISCLAIMS ANY OTHER REPRESENTATION OR WARRANTY INCLUDING WITHOUT LIMITATION ANY WARRANTY OF FITNESS FOR ANY PARTICULAR PURPOSE OR INTENDED USE AND ANY WARRANTY AS TO THE CONDITION OF THE ASSETS. IN NO EVENT SHALL SELLER BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES ARISING OUT OF THIS AGREEMENT OR THE OWNERSHIP AND OPERATION OF THE ASSETS.

         Section 6.2 Fees and Expenses. Except as otherwise expressly provided herein, Seller and Buyer shall each bear their own expenses in connection with the negotiation and preparation of this Agreement and the transfer of the Interests contemplated hereby, including without limitation the fees and expenses of their respective counsel, accountants, bankers and consultants. Such obligations shall survive any termination of this Agreement. It is acknowledged and agreed that the fees and expenses of O'Brien & Gere Engineers, Inc. in connection with the preparation of the Environmental Reports shall be exclusively payable by Seller.

         Section 6.3 Environmental Liability. Upon Closing, Seller shall have no liability to Buyer with respect to any environmental matters relating to the sites at which the Assets are located (as more specifically described in Exhibit "G" hereto, the "Sites").

         Section 6.4 Contracts. CEC shall not enter into, or be subject to or bound by, any contracts, agreements or understandings with any Person other than the Contracts.

         Section 6.5 Further Assurances. Upon the terms and subject to the conditions herein provided, each of the parties hereto agrees to execute and deliver such instruments as the other party hereto may reasonably request in order to transfer the Interests.

         Section 6.6 Environmental Reports. Prior to the execution of this Agreement, Buyer has delivered to Seller two (2) copies of the Phase I environmental assessments with respect to each of the Sites prepared by O'Brien & Gere Engineers, Inc.; such Phase I environmental assessment did not recommend additional testing or other examination (the Phase I environmental assessments being the "Environmental Reports").

         Section 6.7 Access to Assets. Prior to Closing, Seller shall (a) cause Buyer and its authorized representatives to have reasonable access to the Assets and (b) furnish to Buyer such other information relating to the Assets as it may reasonably request.

         Section 6.8 Notice to Guilford Mills. Not later than 10 days after the execution of this Agreement by the parties hereto, CEC will provide written notice (which shall include a copy of this Agreement) to Guilford Mills of its Right of First Refusal pursuant to the terms of the First Refusal Agreement.

         Section 6.9 Name Change of CEC. (a) Effective as of the Closing Date, Buyer shall take all steps necessary or appropriate to change the name of CEC to a name that does not include the word "Cogentrix", including without limitation filing with the North Carolina Secretary of State an amendment to the articles of organization of CEC changing its name.

         (b) Buyer hereby acknowledges and agrees that nothing in this Agreement grants or shall be deemed to grant to Buyer the right to use or any interest in the name "Cogentrix" or any trademark, trade name, service mark or other similar mark or similar right which is a derivative of, or confusingly similar to or dilutive of, the name "Cogentrix" (the "Seller Mark"). The prohibitions in this
Section 6.9(b) shall apply to any and all uses whatsoever of the Seller Mark. including, without limitation, the use of the Seller Mark on any identifying signs on any properties of the Business.

         (c) Neither Buyer nor any of its Affiliates shall use any signs or stationery, purchase order forms, packaging or other similar paper goods or supplies, advertising and promotional materials, product, training and service literature and materials, or computer programs or like materials (collectively, the "Specified Supplies") that include the word "Cogentrix" or contain any trademarks, trade names, service marks or corporate or business names, derived from or including the words "Cogentrix" (in logotype design or any other style or design) in whole or in part. Buyer shall not reorder, produce or reproduce any Specified Supplies that include the word "Cogentrix" or contain any such trademarks, trade names, service marks or corporate or business names.

                                  ARTICLE VII
                     CONDITIONS TO EACH PARTY'S OBLIGATIONS

         The obligation of each party to effect the transactions contemplated hereby shall be subject to the receipt, or written waiver by each of the parties, at or prior to the Closing of all Required Seller Consents and Required Buyer Consents.

                                  ARTICLE VIII
                       CONDITIONS TO SELLER'S OBLIGATIONS

         The obligations of Seller to effect the transactions contemplated hereby shall be subject to the fulfillment, or written waiver by Seller, at or prior to the Closing, of each of the following conditions:

         Section   8.1    Representations   and   Warranties   of   Buyer.   The
representations and warranties of Buyer contained herein shall be true and correct as of the date hereof and at and as of the Closing Date as though such representations and warranties were made at and as of such date unless limited by their terms to a prior date.

         Section 8.2 Performance. Buyer shall have performed and complied in all material respects with all agreements, obligations, covenants and conditions required by this Agreement to be performed or complied with by Buyer on or prior to the Closing.

         Section 8.3 Certificates. Buyer shall have furnished Seller with such certificates to evidence its compliance with the conditions set forth in this
Article VIII in such form as Seller may reasonably request.

         Section 8.4 No Injunction or Proceeding. No statute, rule, regulation, executive order, decree, preliminary or permanent injunction or restraining order shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or restricts the transfer of the Interests as contemplated hereby.

         Section 8.5 Deliveries at Closing. Buyer shall have delivered to Seller the documents to be delivered at Closing pursuant to Section 2.3(c) hereof.

                                   ARTICLE IX
                        CONDITIONS TO BUYER'S OBLIGATIONS

         The obligation of Buyer to effect the transactions contemplated hereby shall be subject to the fulfillment, or written waiver by Buyer, at or prior to the Closing, of each of the following conditions:

         Section 9.1 Representations and Warranties of Seller. The representations and warranties of Seller shall be true and correct as of the date hereof and at and as of the Closing Date as though such representations and warranties were made at and as of such date unless limited by their terms to a prior date.

         Section 9.2 Performance by Seller. Seller shall have performed and complied in all material respects with all agreements, obligations, covenants and conditions required by this Agreement to be performed or complied with by Seller on or prior to the Closing.

         Section 9.3 Certificates. Seller shall have furnished Buyer with such certificates to evidence its compliance with the conditions set forth in this
Article IX in such form as Buyer may reasonably request.

         Section 9.4 No Injunction or Proceeding. No statute, rule, regulation, executive order, decree, preliminary or permanent injunction or restraining order shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or restricts the transfer of the Interests as contemplated hereby.

         Section 9.5 No Material Adverse Change. Since the date of this Agreement, there shall have been no material adverse change in the condition of the Assets in the aggregate.

         Section 9.6 Deliveries at Closing. Seller shall have delivered to Buyer the documents to be delivered at Closing pursuant to Section 2.3(b) hereof.

         Section 9.7 Due Diligence. Buyer shall have completed its inspection of each of CEC and the Assets and the results of such inspection shall be satisfactory to Buyer in its sole discretion, including without limitation, title to the Facilities, the terms of the Contracts, the operating condition of the Assets and all records related thereto and the existence of all appropriate permits.

                                   ARTICLE X
            TERMINATION AND ABANDONMENT; INDEMNIFICATION; ARBITRATION

         Section 10.1 Termination. This Agreement may be terminated at any time prior to the Closing:

         (a) by mutual consent of Buyer and Seller;

         (b) by Seller if the Closing shall not have occurred on or before September 17, 2002 (the "Termination Date");

         (c) by Buyer or Seller if any of the Required Seller Consents or Required Buyer Consents, the receipt of which is a condition precedent to consummating the Closing, shall have been denied (and, in the case of a governmental consent, a petition for rehearing or refiling of an application initially denied without prejudice shall also have been denied);

         (d) by Buyer or Seller, if any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting a transfer of the Interests as contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable;

         (e) by Buyer if it is not in material breach of its obligations under this Agreement and there has been a breach in any material respect of any material representation, warranty, covenant or agreement contained in this Agreement on the part of Seller and as a result of such breach the conditions set forth in Article VII or IX, as the case may be, would not then be satisfied; provided, however, that if such breach is curable by Seller or CEC prior to the Termination Date through the exercise of its or their commercially reasonable efforts, then for so long as Seller or CEC continue to exercise such commercially reasonable efforts, Buyer may not terminate this Agreement under this Section 10.1(e) unless such breach is not cured prior to the Termination Date (but no cure period shall be required for a breach which by its nature cannot be cured); or

         (f) by Seller if neither it nor CEC are in material breach of its or their obligations under this Agreement and there has been a breach in any material respect of any material representation, warranty, covenant or agreement contained in this Agreement on the part of Buyer and as a result of such breach the conditions set forth in Article VII or VIII, as the case may be, would not then be satisfied; provided, however, that if such breach is curable by Buyer prior to the Termination Date through the exercise of its commercially reasonable efforts, then for so long as Buyer continues to exercise such commercially reasonable efforts, Seller may not terminate this Agreement under this Section 10.1(f) unless such breach is not cured prior to the Termination Date (but no cure period shall be required for a breach which by its nature cannot be cured).

         (g) by Seller if either of CEC or Seller receives the Notice of Exercise.

         Section 10.2 Procedure and Effect of Termination. In the event of termination of this Agreement pursuant to Section 10.1 hereof, by one party, written notice thereof shall forthwith be given to the other party, and, except for the second and third sentences of Section 2.2(b), Section 6.2 and Article XI of this Agreement (each of which shall survive the termination of this Agreement), and except as set forth below, this Agreement shall terminate and be void and have no effect and the transactions contemplated hereby shall be abandoned. If this Agreement is terminated as provided herein:

         (a) All information, documents, work papers and other materials received by Buyer with respect to the business, operations, assets or financial condition of Seller, CEC or the Assets shall remain subject to the Confidentiality Agreement; and

         (b) Except as otherwise expressly set forth herein, no party to this Agreement shall have any liability hereunder to any other party, except (i) as stated in the second and third sentences of Section 2.2(b) of this Agreement,
(ii) for any breach by such party of the terms and provisions of this Agreement,
(iii) as stated in paragraph (a) of this Section 10.2, and (iv) as provided in the Confidentiality Agreement.

         Section 10.3 Survival of Representations, Warranties and Covenants.

         (a) The representations and warranties contained in this Agreement, other than those set forth in Section 3.11 and in Article V, shall survive the Closing and remain in full force and effect for a period of one year thereafter. The representations and warranties contained in Section 3.11 shall not survive the Closing. The representations and warranties contained in Article V of this Agreement shall survive the Closing and remain in full force and effect until the expiration of the applicable statutes of limitation, including any extensions thereof. All covenants and agreements made by either party in this Agreement shall survive the Closing indefinitely or such lesser period as is provided with respect thereto in this Agreement. No claim may be made with respect to the breach of any representation or warranty under this Agreement after the expiration of the survival period of such representation and warranty as provided herein.

         (b) The sole and exclusive remedy for any breach of any representation, warranty, covenant or agreements shall be pursuant to Section 10.4 hereof, except in the case of fraud. Under no circumstances shall Seller or Buyer be liable to the other party or any Affiliate or Representative thereof for consequential, incidental or punitive damages in connection with this Agreement.

         Section 10.4 Indemnification. (a) Seller shall indemnify and hold harmless Buyer and its Affiliates and Representatives (collectively, "Buyer Indemnified Parties") from and against any Damages arising from or in connection with (i) any material inaccuracy in any representation or the material breach of any warranty of Seller under this Agreement and (ii) any failure of Seller to duly perform or observe any material term, provision, covenant or agreement to be performed or observed by Seller pursuant to this Agreement.

         (b) Buyer shall indemnify and hold harmless Seller and its Affiliates and Representatives (collectively, the "Seller Indemnified Parties") from and against any Damages to the extent they are the result of (i) any material inaccuracy in any representation or the material breach of any warranty of Buyer under this Agreement or (ii) any failure of Buyer to duly perform or observe any material term, provision, covenant or agreement to be performed or observed by Buyer pursuant to this Agreement.

         (c) Notwithstanding anything herein to the contrary, none of Buyer Indemnified Parties shall be entitled to indemnification by Seller for any Damages arising from any breach of any covenant or warranty or inaccuracy of any representation of which Buyer had specific knowledge at or prior to Closing, including, without limitation, any such breach or inaccuracy known to Buyer by reason of Seller having delivered written notice thereto, either in a disclosure schedule or a supplemented disclosure schedule or an officer's certificate, at or prior to Closing.

         (d) No action, claim or setoff for Damages subject to indemnification under this Section 10.4 shall be brought or made with respect to claims for Damages resulting from a breach of any covenant or agreement contained in this Agreement after the date on which such representation, warranty, covenant or agreement shall terminate pursuant to Section 10.3 hereof; provided, however, that any claim made with reasonable specificity by the party hereto or its Affiliates or Representatives seeking indemnification (the "Indemnified Party") to the party from which indemnification is sought (the "Indemnifying Party") within the time periods set forth above shall survive (and be subject to indemnification) until it is finally and fully resolved.

         (e) An Indemnified Party shall give notice to an Indemnifying Party promptly after such Indemnified Party has received written notice of any actual or threatened Claim as soon as reasonably practical (but in no event more than 10 business days of such receipt), and shall permit the Indemnifying Party to assume the defense of any such Claim; provided that (A) the Indemnified Party may participate in such defense at its own expense (unless the Indemnified Party shall have reasonably concluded, based upon a written opinion of outside counsel, that there is a reasonable likelihood of a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of one separate firm of counsel shall be at the expense of the Indemnifying Party); (B) the Indemnifying Party must notify the Indemnified Party in writing within 45 days of the receipt of such notice from the Indemnified Party of its intent to assume the defense of any Claim; and (C) that the failure of the Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless, and only to the extent that, the Indemnifying Party is actually and materially prejudiced thereby. The Indemnifying Party shall have full authority to determine all action to be taken with respect thereto; provided, however, that, (i) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Claim without the prior written consent of the Indemnifying Party (which consent shall not unreasonably be withheld), (ii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Claim unless a written agreement is obtained releasing the Indemnified Party from all liability thereunder, (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to a Claim, which involves an injunction or other equitable relief, without the consent of the Indemnified Party, which consent will not be unreasonably withheld, and (iv) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to a Claim which will, in the good faith judgment of the Indemnified Party, likely establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party. If the Indemnifying Party does not elect to contest any such claim, the Indemnifying Party shall be bound by the result obtained with respect thereto by the Indemnified Party. An Indemnified Party shall furnish such information regarding itself or the Claim in question as such Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such Claim and litigation resulting therefrom.

         Section 10.5 Arbitration. (a) The parties agree that any and all disputes, controversies or claims among the parties arising out of or relating to this Agreement (whether or not the specific subject matter is otherwise expressly herein stated to be subject to or resolved in accordance with this
Section 10.5) shall be resolved by consultation and agreement among the parties or, if notice is given by either party as provided below and the matter is not settled within five (5) days thereafter, by reference to arbitration in accordance with the Commercial Arbitration Rules (as amended from time to time) of the American Arbitration Association and the following provisions; provided, the provisions of this Section 10.5 shall prevail in the event of any conflict with such rules.

         (b) The party requesting arbitration shall serve upon the other party a written demand for arbitration stating the substance of the controversy, dispute or claim and the contention of the party requesting arbitration and the name and address of the arbitrator appointed by it. The recipient of such demand shall, within thirty (30) days after such receipt, by written notice to the party requesting arbitration, either agree to the appointment of such arbitrator (in which event such arbitrator shall promptly arbitrate the dispute and his or her decision shall be final and binding upon the parties) or appoint a second arbitrator, and the two arbitrators shall appoint a third (in which event the decision or award of any two arbitrators shall be final and binding upon the parties). In the event that the two arbitrators fail to appoint a third arbitrator within thirty (30) days of the appointment of the second arbitrator, either arbitrator, or either party to the arbitration, may apply to the American Arbitration Association for appointment of the third arbitrator in accordance with the Rules. Should the party upon whom the demand for arbitration has been served fail or refuse to appoint an arbitrator within thirty (30) days, the single arbitrator shall have the right to decide alone, and such arbitrator's decision or award shall be final and binding upon the parties.

         (c) Each arbitrator shall be chosen from the American Arbitration Association's Large and Complex Case Panel for the Southeast Region of the United States, have at least fifteen years experience in the United States as an attorney in private practice or in a corporate legal department and shall not be a past or present officer, director or employee of, or have any interest in or material relationship with, any party hereto or any Affiliate of any party hereto.

         (d) If any person appointed as an arbitrator shall die, fail to act, resign, become disqualified, or be removed by the person, entity, or persons or entities, appointing him, the person or entity, or persons or entities, who appointed him shall, within fifteen (15) days after such death, failure to act, resignation, disqualification or removal, appoint a substitute arbitrator. If such substitute appointment is not made within fifteen (15) days, any party may apply to the American Arbitration Association for appointment of such substitute arbitrator, and such appointment shall be binding on the parties. Any such arbitration proceeding shall be held in the English language in Charlotte, North Carolina. Any arbitral award shall be in writing in the form of a reasoned opinion, including findings of fact and conclusions of law, which law shall be the law of the State of North Carolina, and confirmation and enforcement thereof may be rendered thereon by any court having jurisdiction upon application of any party to the arbitration proceeding. The costs and expenses incurred in the course of such arbitration (including reasonable attorney's fees and costs) shall be borne by the party against whom the decisions and conclusions of the arbitration panel are rendered; provided, if the arbitration panel determines that its decisions are not rendered wholly against the favor of one party, the arbitration panel shall be authorized to apportion such costs and expenses in the manner it may deem fair and just in light of the merits of the dispute and its resolution.

                                   ARTICLE XI
                                  MISCELLANEOUS

         Section 11.1 Amendment and Modifications. This Agreement may be amended, modified or supplemented at any time by the parties hereto, provided that any such amendment, modification or supplement shall be set forth in a writing duly executed by Seller and Buyer.

         Section 11.2 Extension; Waiver. At any time prior to the Closing, the parties hereto entitled to the benefits of the respective term or provision may
(i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance with any obligation, covenant, agreement or condition contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of the parties entitled to the benefits of such extended or waived term or provision. Notwithstanding the foregoing, in no event shall the Closing be extended beyond the Termination Date.

         Section 11.3 Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof (other than the Confidentiality Agreement) and (b) may not be assigned by a party hereto without the consent of the other party; provided, however, that after the Closing, Buyer may assign its rights under this Agreement to an entity wholly-owned by Buyer upon written notice of such assignment to Seller and an express written assumption by such entity of the obligations of Buyer hereunder. Such assignment and assumption shall not release Buyer from any obligations it may have hereunder. This Agreement shall be binding and will inure to the benefit of the parties hereto and their respective successors, nominees, and assignees.

         Section 11.4 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

         Section 11.5 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given:

         (a)      If to Buyer, to:

                  Green Power Energy Holdings LLC
                  3212 Wickford Road
                  Wilmington, NC 28409
                  Attention:  President, CEO
                  Facsimile:  (910) 392-7689


                  with a copy to:

                  Stewart & Associates
                  Suite 1400
                  Nemours Building
                  1007 Orange Street
                  Wilmington, Delaware 19801
                  Attention: Carl J. Fernandes
                  Facsimile: (302) 652-7211

         (b)      if to Seller, to:

                  Cogentrix of North Carolina, Inc.
                  9405 Arrowpoint Boulevard
                  Charlotte, North Carolina 28273
                  Attention: General Counsel
                  Facsimile: (704) 529-1006

                  with a copy to:

                  Moore & Van Allen PLLC
                  100 North Tryon Street, Suite 4700
                  Charlotte, North Carolina 28202
                  Attention:  Stephen D. Hope
                  Facsimile: (704) 331-1159


or such other address or facsimile number as a party may hereafter specify by like notice to the other party. Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified herein and the appropriate confirmation is provided, (ii) if given via United States mail, three days after such notice is deposited in the mail in a postage pre-paid envelope or (iii) if given by any other means, when delivered at the address specified herein; provided that any such transmittal or delivery after 5 p.m. local time of the recipient on any business day of the recipient shall not be deemed received until the next business day.

         Section 11.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to principles of conflicts of laws.

         Section 11.7 Publicity. Except as otherwise required by law, for so long as this Agreement is in effect, neither Seller nor Buyer or any of their respective affiliates shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the express prior written approval of the other parties. To the extent any press release or other public announcement is required by law, the entity seeking to make such press release or announcement shall consult the other party hereto prior thereto and give such other party an opportunity to comment thereon.

         Section 11.8 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         Section 11.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.



         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                           GREEN POWER ENERGY HOLDINGS LLC



                                             By:    /S/
                                                --------------------------------

                                             Name:  Wayne Coverdale
                                                  ------------------------------

                                             Title: President
                                                   -----------------------------



                                           COGENTRIX OF NORTH CAROLINA, INC.



                                             By:    /S/
                                                --------------------------------

                                             Name:  Gerard B. Mack
                                                  ------------------------------

                                             Title: Vice President Development
                                                   -----------------------------

                                                              EXHIBIT G
                                                              ---------
                                                              To the Securities
                                                              Purchase Agreement

                           LEGAL DESCRIPTIONS OF SITES
                           ---------------------------

Kenansville:
------------

         BEGINNING at a point designated "J" on map entitled "Survey for Cogentrix of North Carolina, Inc. "Kenansville Plant" dated November 15, 1984, by Lloyd R. Walker, Registered Land Surveyor, said point of BEGINNING being located S 51(degree) 54' 00" E 103.05 feet from a point marked by an iron in the center of the pavement of N.C. Hwy. No. 11, designated "A" on aforesaid map, and being the westernmost corner of the original 12.00 acre tract of which this is a part, as set out in Deed Book 873 page 281 (with point "A" being located N 55(degree) 29' 10" E 655.69 feet from an old spike at the intersection of the centerline of the right of way of N.C. Highway No. 11 and the centerline of the right of way of N.C. State Road 1300); and running thence from said point of BEGINNING a new line N 38(degree) 06' 00" E 163.00 feet to a new point; thence a new line N 58(degree) 05' 43" E 406.50 feet to a new point; thence a new line S 78(degree) 02' 38" E 142.59 feet to a new point in the northeast line of the original 12.00 acre tract; thence with said line S 51(degree) 56' 25" E 634.08 feet to a point marked by an old iron pipe, the easternmost corner of said original 12.00 acre tract; thence with the southeast line of said 12.00 acre original tract S 50(degree) 10' 15" W 622.08 feet to a point marked by an old iron pipe, the southernmost corner of said 12.00 acre original tract; thence with the southwest line of said 12.00 acre original tract N 51(degree) 54' 00" W
771.00 feet to the point of BEGINNING, containing 10.76 acres, more or less, shown as tract No. 1 on map entitled "Survey for Cogentrix of North Carolina, Inc. "Kenansville Plant, " and being a portion of that 12.00 acre tract described in a deed to GUILFORD MILLS, INC.; dated September 25, 1980, and recorded in Deed Book 873, page 281 of the Duplin County Registry.

Warsaw:
-------

                     (Warsaw, Duplin County, North Carolina)
                                   (1.05 acre)

Property situated in Warsaw, Duplin County, North Carolina, more particularly described as follows:

All that certain tract or parcel of land lying in the township of Warsaw, Duplin County, North Carolina and being approximately a 1.05 acre tract bounded on the North by the property owned, now or formerly, by John Jenkins and on the South and West by the property owned, now or formerly, by Clyde Bradshaw, recorded in Deed Book 546, Page 330, and on the East by the property owned, now or formerly by C.S.X. Transportation Railroad and being more particularly described as follows:

BEGINNING at an old iron rebar located in the westerly line of the property owned, now or formerly by C.S.X. Transportation Railroad, said point also being the southerly line of the property owned, now or formerly by John Jenkins; thence running along the westerly line of the property owned, now or formerly by

C.S.X. Transportation Railroad and running approximately parallel with N.C. Highway 117, South 13-15-00 East 443.82 feet to an iron rebar set in the northerly line of the property owned, now or formerly, by Clyde Bradshaw, recorded in Book 546, Page 330; thence running with a ditch South 61-00-00 West
103.90 feet to an iron rebar set; thence with the easterly line of the property owned, now or formerly by Clyde Bradshaw, recorded in Book 546, Page 330, North 13-15-00 West 472.20 feet to an old iron rebar located in the southerly line of the property owned, now or formerly, by John Jenkins; thence running with a ditch North 76-51-06 East 100.00 feet to the POINT AND PLACE OF BEGINNING. Containing 1.05 acres, more or less, as shown on the Survey for ReUse Technology, Inc. prepared by Lloyd R. Walker, R.L.S. No. L-1333, dated August 7, 1992, last revised May 11, 1993.

And being the same property conveyed by Cumberland Elkhorn Coal & Coke, Inc. to Oxbow Carbon & Minerals, Inc., by deed dated March 10, 1988 and recorded in Deed Book 998, Page 169, Duplin County Registry.

                           SELLER DISCLOSURE SCHEDULE
                           --------------------------


Section 1.        Assets.
----------        -------

See attached list.

Asset ID       Asset Description                           Asset Category
--------       -----------------                           --------------
00000047       Warsaw Motors PTL Truck                     Autos & Trucks
00000059       Jim Russ Chevy Truck                        Autos & Trucks
00000046       Vanstar Cpter Inv#4982611                   Computer Hardware
00000053       Global Linking Solut Inv#1020               Computer Hardware
00000055       Dell Computer Equip                         Computer Hardware
00000056       Dell 450k GX/L                              Co mputer Hardware
00000058       3 Cable Drops For Cpters                    Computer Hardware
00000068       Dell Performance Monitoring                 Computer Hardware
00000069       Dell 800 GX 110/L 133MHZ Cache              Computer Hardware
00000070       Dell Poweredge 1300 Base 800MH              Computer Hardware
00000107       Dell PIII 866                               Computer Hardware
00000045       Ricker Tech Inv#9800105                     Computer Software
00000005       Coal Facility                               Coal Facility
00000004       Electric Plant                              Electric Plant
00000003       Car Tel & Tel                               Office Equipment
00000038       Forms&Supply Phone Answer Mach              Office Equipment
00000039       Forms & Supply Vertical File                Office Equipment
00000040       Forms&Supply Desk Chair Bookcase            Office Equipment
00000041       Forms & Supply Desk Bookcase                Office Equipment
00000042       JD Chambers Bookcases                       Office Equipment
00000043       Forms & Supply File                         Office Equipment
00000044       Mop & Bucket Floor Buffer                   Office Equipment
00000060       Contren Filing Cabinet                      Office Equipment
00000101       Reclass Office Furniture                    Office Equipment
00000002       Tarheel Tractor                             Machinery & Equipment
00000027       MMR/Wallace Lab Equipment                   Machinery & Equipment
00000029       MMR/Wallace Workbenches                     Machinery & Equipment
00000030       MMR/Wallace Speedomax 100                   Machinery & Equipment
00000031       Fischer/Porter Chlorinatior                 Machinery & Equipment
00000033       Holmes Crusher Riffle Hopper                Machinery & Equipment
00000034       Industrial Supply                           Machinery & Equipment
00000035       Power Handling Lift Truck ACC               Machinery & Equipment
00000036       Fairbank Scales60x10Link Steel              Machinery & Equipment
00000037       Fairbanks Scales Pit Install                Machinery & Equipment
00000061       Panasonic Copier                            Machinery & Equipment
00000062       Detroit Stocker Ultrafd Dist                Machinery & Equipment
00000063       United Conveyor Mixer/Unloader              Machinery & Equipment
00000065       Pug Mill Additions                          Machinery & Equipment
00000066       Coal Feeders & Graters for TDF              Machinery & Equipment
00000067       Printer from EHS                            Machinery & Equipment
00000074       LB Smith L90 Loader                         Machinery & Equipment
00000076       Dataprint                                   Machinery & Equipment
00000086       Water Weights                               Machinery & Equipment

Asset ID       Asset Description                           Asset Category
--------       -----------------                           --------------
00000087       Progressive Crane                           Machinery & Equipment
00000094       Dataprint                                   Machinery & Equipment
00000095       Drayton Corp Acoustic Cleaner               Machinery & Equipment
00000096       Drayton Corp Acoustic Cleaner               Machinery & Equipment
00000097       AC Controls Inc Rosemont Analy              Machinery & Equipment
00000098       AC Controls Inc Rosemont Analy              Machinery & Equipment
00000099       Vanstar Laserjet Printer                    Machinery & Equipment
00000100       Western Carolina Forklift                   Machinery & Equipment
00000105       Machine & Welding Supply                    Machinery & Equipment
00000106       Automated External Defibrillat              Machinery & Equipment
00000051       Coal Facility Retention Basin               Plant Improvements
00000108       International Chimmney-CEM                  Plant Improvements
00000109       CEMS HARDWR,SOFTWR,                         Plant Improvements
               REGULATOR
00000110       CEMS INSTALLATION                           Plant Improvements
00000111       CEMS SYSTEM                                 Plant Improvements
00000112       CEMS INSTALLATION                           Plant Improvements
00000113       Cdt for asset#00000111 (CEMS)               Plant Improvements

                                                                        Quantity
Item           Spare Part Description                                    On Hand
----           ---------- -----------                                   --------
014830         SHOES, THRUST BEARING, ACTIVE,                               1.00
014831         SHOES, THRUST BEARING, INACTIV                               1.00
015964         BEARING, GEAR BOX, MODEL 175,                                1.00
019            BEARING, LEVER LINK, TURBINE C                              12.00
02407          BELT, DRIVE, CARMAN BRUTE FORCE FEEDER.                      2.00
032            TRIPPING DEVICE, LOW VOLTAGE B                               3.00
072407         BOARD, CONTROL, ROSEMOUNT SYST                               1.00
072408         BOARD, REGULATOR, LV, ROSEMOUN                               1.00
072731         MODULE, OUTPUT, 120V, FOR PROG                               3.00
072732         MODULE, INPUT, 120V, FOR PROGR                               7.00
072734         POWER SUPPLY, RACK, PROGRAMMAB                               4.00
072735         MODULE, OUTPUT, CONTACT, PROGR                               5.00
072736         MODULE, OUTPUT, ISOLATED, PROG                               3.00
074649         MODULE, OUTPUT, PROGRAMMABLE C                               2.00
074671         BOARD, POWER SUPPLY, GE STC CA                               3.00
074680         BOARD, MONITOR, POWER SUPPLY,                                1.00
074827         MODULE, INPUT, GE SERIES THREE                               1.00
074849         MODULE, OUTPUT, GE SERIES 1, 3                               1.00
074850         BOARD, CPU, PROGRAMMER UNIT GE                               1.00
074851         POWER SUPPLY, GE SERIES THREE                                1.00
074858         MODULE, INPUT, GE SERIES 1                                   1.00
074859         MODULE, ISOLATED, GE SERIES 1,                               1.00
074860         MODULE, INPUT, GE SERIES 3                                   2.00
074874         POWER SUPPLY, GE STC CABINET,                                1.00
076282         BOARD, CIRCUIT, TRANSMITTER, M                               1.00
076283         BOARD, CIRCUIT, TRANSMITTER, M                               2.00
076284         BOARD, CIRCUIT, TRANSMITTER, M                               2.00
076285         BOARD, CIRCUIT, TRANSMITTER, M                               2.00
076292         MODULE, SENSOR, TRANSMITTER, MODEL 1151 DP                   1.00
076341         BOARD, CIRCUIT, BASE, WITH COM                               1.00
07708          BOARD, SCAN, ROSSEMOUNT SYSTEM                               1.00
10686          KEYBOARD, ROTATING, ROSEMOUNT                                1.00
141000         WASHER, INSULATING, GENERATOR                                4.00
141006         NUT, COVERED, 2.000-8 HJ, TURB                               4.00
141007         NUT, 1.875-8 HJ, HIGH PRESSURE                               5.00
141008         NUT, 1.750-8 HJ, HIGH PRESSURE                              10.00
141010         NUT, 3.000-8 HJ, TURBINE H.P. HEAD, 35 MW.                   3.00
141011         NUT, 3.500-8 HJ, TURBINE H.P.                                2.00
141012         NUT, 4.000-8 HJ, TURBINE H.P.                                1.00
141013         STUD, HIGH PRESSURE HEAD, 35 M                               1.00
141014         NUT, HIGH PRESSURE HEAD, 35 MW                               3.00
141015         STUD, HIGH PRESSURE HEAD, 35 M                               3.00
141016         NUT, 2.250-8 HJ, HIGH PRESSURE                               3.00

                                                                        Quantity
Item           Spare Part Description                                    On Hand
----           ---------- -----------                                   --------
141017         STUD, 2.250-8 HJ, HIGH PRESSUR                               1.00
141022         PIN, VALVE GEAR ASSEMBLY, 35 M                               6.00
141023         PIN, VALVE GEAR                                             12.00
141025         NUT, LOCK, 1.00-8, VALVE GEAR                               12.00
144901         PIN, 1.0 X 3.50, VALVE GEAR ASSEMBLY, 35 MW                  1.00
144902         PIN, .75 X 3.38, VALVE GEAR ASSEMBLY, 35 MW                  1.00
15120          FILTER, ELEMENT, TURBINE LUBE                                6.00
151293         FILTER, BAG, CLOTH, TURBINE LU                              16.00
153439         CAGE, COLLECTOR BAG, GALVANIZE                              33.00
154910         CAGE, FILTER BAG, GALVANIZED,                               24.00
15827          FILTER, ELEMENT, PUMP, VACUUM,                               6.00
158281         BAG, FILTER, 100% RYTON, NEEDL                              80.00
166137         VENTURI, CINDER RETURN, 2 1/2"                               8.00
171            NOZZLE, EJECTOR, STEAM JET AIR                               2.00
172            NOZZLE, EJECTOR, STEAM JET AIR                               1.00
21210          GASKET, MONEL, SILVER PLATED,                                1.00
212121         GASKET, COPPER, CORRUGATED                                  18.00
2140           GASKET, VALVE, FISHER.                                       1.00
225822         INDICATOR, ITT BARTON, USED ON                               1.00
226307         GAUGE, PRESSURE, DIFFERENTIAL, MAIN TURBINE                  1.00
24172          RING, PISTON, FOR 3" TYPE EHD FISHER VALVE                   2.00
2433           RING, BACKUP, 8" V100 BALL VAL                               1.00
244056         RING, SEAL, VALVE, CROSBY PARV                               1.00
244896         RETAINER, DU, VALVE GEAR ASSEM                               1.00
2483           RING SEGMENT, SPILL STRIP, STA                              16.00
2484           RING SEGMENT, SPILL STRIP, STA                              16.00
2485           RING SEGMENT, SPILL STRIP, STA                              18.00
2486           RING SEGMENT, SPILL STRIP, STA                              20.00
2487           RING SEGMENT, SPILL STRIP, STA                              22.00
2810           GEARBOX, COOLING TOWER, DOUBLE                               2.00
284604         REDUCER, SHAFT MOUNT, 20 HP, H                               1.00
284605         REDUCER, SHAFT MOUNT, 25 HP, H                               2.00
286            COUPLING, GEARFLEX,  I D FAN TO MOTOR                        1.00
3341           PIPE, 1", SCH. 80, A-106, GRADE B                            5.00
3342           PIPE, 1/2", SCH. 80, A-106, GRADE B                         10.00
3343           PIPE, 1/2", SCH. 160, SA-335, GRADE P-22                    22.00
33450          TUBE, REAR WATERWALL, 3" ODX.2                               1.00
33452          TUBE, REAR WATERWALL, 3" ODX.2                               2.00
33453          TUBE, REAR WATERWALL, 3" ODX.2                               3.00
33454          TUBE, REAR WATERWALL, 3" ODX.2                               1.00
33455          TUBE, REAR WATERWALL, 4" ODX.2                               1.00

                                                                        Quantity
Item           Spare Part Description                                    On Hand
----           ---------- -----------                                   --------
33457          TUBE, REAR WATERWALL, 3"ODX.20                               1.00
33460          TUBE, REAR WATERWALL, 3" ODX.2                               3.00
3360           REDUCER, CINDER RETURN, 3" TO                                1.00
33660          TUBE, WATERWALL SIDEWALLS, 3"                                1.00
33661          TUBE, WATERWALL, 3" ODX.203 MW                               1.00
33662          TUBE, WATERWALL, 3" ODX.203 MW                               1.00
33663          TUBE, WATERWALL, 3" ODX.203 MW                               1.00
33664          TUBE, WATERWALL, 3" ODX.203 MW                               3.00
33665          TUBE, WATERWALL, 3" ODX.203 MW                               1.00
33666          TUBE, WATERWALL, 3" ODX.203 MW                               1.00
33667          TUBE, WATERWALL, 3" ODX.203 MW                               1.00
33668          TUBE, WATERWALL, 3" ODX.203 MW                               1.00
33669          TUBE, WATERWALL, 3" ODX.203 MW                               1.00
33670          TUBE, WATERWALL, 3" ODX.203 MW                               1.00
33671          TUBE, WATERWALL SIDEWALLS, 3"                                1.00
35207          PUMP, MAIN LUBE OIL, BOILER FE                               1.00
353321         PUMP KIT, 3X10 DAH-14 & D4X10                                3.00
354753         KOPKIT, PULSAFEEDER PUMP, 880                                1.00
355806         PUMP KIT, MINOR KIT, #B6B-106,                               2.00
3560           PUMP KIT, LUBE OIL PUMP, IMP T                               3.00
3566           PUMP, TURBINE, HYDRAULIC, 35M                                1.00
391053         SHAFT, VIBRATOR, 34" LONG.                                   7.00
               REFRENCE DRAWING # 25B28454
3913           ELEMENT, FEED PUMP, BOILER, 3X                               1.00
392276         SHAFT, CONVEYOR, CARMAN, SERIA                               6.00
392330         SHAFT, BOILER MASTER, 1-7/16"                                1.00
392738         SHAFT, TAIL, CONVEYOR, BUNKER,                               1.00
39575          GROMMET, DRIVESHAFT, COOLING TOWER                          12.00
395872         SHAFT, WORM, PUMP, 7120 SE PUL                               3.00
396201         DRIVESHAFT, VALVE, 2" V100, HO                               1.00
396449         SHAFT, DAMPER, BAGHOUSE, GEESI                               2.00
397222         SLEEVE, RUBBER, 3/8"X8-5/8" I.                               1.00
4011           CYLINDER, HYDRAULIC, TURBINE S                               1.00
404885         ROD KIT, HYDRAULIC CYLINDER, S                               3.00
404906         SEAL KIT, ROD, HYDRAULIC CYLIN                               4.00
404929         POSITIONER, DAMPER DRIVES, WIT                               1.00
404948         ACTUATOR, UNIVERSAL, BAILEY DA                               1.00
416226         CELL,CONDUCTIVITY, MODEL #411,                               1.00
416227         CELL, CONDUCTIVITY, BECKMAN #4                               2.00
4514           TRANSFORMER, LOAD CENTERS, MOD                               2.00
482706         VALVE, SAFETY, SUPERHEATER, CR                               1.00

                                                                        Quantity
Item           Spare Part Description                                    On Hand
----           ---------- -----------                                   --------
482707         VALVE, SAFETY, DRUM, 1-1/2" H4                               1.00
482708         VALVE, SAFETY, DRUM, 1-1/2" H4                               1.00
485799         CHARGING ASSEMBLY, BLADDERS, E                               1.00
491018         PLUG, VALVE, 2.00, VALVE ASSEMBLY,                           2.00
               35 MW TURBINE.
491019         PLUG, VALVE, 2.25, VALVE ASSEMBLY,                           1.00
               35 MW TURBINE.
494869         GATE, KNIFE, 10" FABRI DUMP VA                               2.00
494887         PLATE, CLAMP, VALVE GEAR ASSEM                               3.00
494899         STEM, VALVE, VALVE GEAR ASSEMBLY, 35 MW                      1.00
495576         VALVE KIT, 1-1/2" FISHER TYPE                                2.00
522817         CABLE, LOAD CELL, SCALE MOD. 2                               2.00
5424           SPRING, SPILL STRIP, STAGE 2,8                               2.00
5425           SPRING, SPILL STRIP, STAGE 3,                               15.00
5426           SPRING, SPILL STRIP, STAGE 3,                                1.00
5427           SPRING, SPILL STRIP, STAGE 6,                               17.00
5428           SPRING, SPILL STRIP, STAGE 11,                               1.00
586001         DRUM, PULLEY, CONVEYOR BELT,                                 2.00
621            SHIM, INSULATING, GENERATOR BE                               4.00
622            SHIM, THRUST, ACTIVE, 35 MW TU                               1.00
623            SHIM, THRUST, INACTIVE, 35 MW                                1.00
638669         DEFLECTOR. OIL. #1 BEARING, G.                               1.00
638670         DEFLECTOR, OIL, #2 BEARING, TU                               1.00
677184         MODULE, HOPPER HEATER, 460V, 1                               1.00
686241         SWITCH, PRESSURE, RANGE 0-200                                2.00
695801         DIAPHRAGM, RELIEF, ATM ASSEMBL                               1.00
696058         DIAPHRAGM, VALVE, SIZE 60 NBR/NYL 17E44,                     4.00
               FEED REGULATOR
696503         DIAPHRAGM, NEOPRENE, FISHER TY                               1.00
713228         THERMOCOUPLE,BOILER FEEDPUMP,                                1.00
71666          PROBE, VIBRATION, 8MM, REVERSE MOUNT,                        1.00
               .5 METER
75754          SEAL, MECHANICAL, PUMP, INGERS                               1.00
7810474        MOTOR, 125 HP, 1800 RPM, 405TS FRAME                         1.00
783067         MOTOR, 350 HP, 1200 RPM, S449SS FRAME                        1.00
784040         MOTOR, 3 HP, 1800 RPM, 182T FRAME                            1.00
784113         MOTOR,  7.5 HP, 1800 RPM, 213T FRAME                         1.00
785978         MOTOR, 200 HP, 900 RPM, FRAME 509 UP, 460 VOLT               1.00
786576         MOTOR, CHART DRIVE, SECOND, FA                               1.00
787200         MOTOR, 3 HP, 3600 RPM, L182T FRAME                           1.00
787888         MOTOR, 60/15 HP, 1800/900 RPM, FRAME 365-T,                  2.00
               460 VOLT, TYPE T

Section 2.2(c)             Interim Value
--------------             -------------

See attached.

Section 3.3                Seller Consents
-----------                ---------------

         1. Prior to the date hereof, Seller has notified the NCUC of the transfers of the Interests contemplated in this Agreement. Buyer may need to contact the NCUC regarding a Certificate of Public Convenience and Necessity.

         2. Waiver of Right of First Refusal signed by Guilford or the expiration of thirty (30) days from the date of receipt by Guilford Mills of notice of the proposed transaction contemplated herein without an exercise by Guilford Mills of its Right of First Refusal.



Section 3.5(b)             Encumbrances
--------------             ------------

1.       UCC Liens:

----------------------------------------------------------------------------------------------------------------------------------
                                        Jurisdiction - North Carolina Secretary of State
----------------------------------------------------------------------------------------------------------------------------------
  Filing # of     Original or     Date of Filing           Debtor             Secured Party          Collateral Description
   Financing      Continuation
   Statement
----------------------------------------------------------------------------------------------------------------------------------
0926912          Original        9/24/1992         Cogentrix Eastern       Carolina Power &     Fixtures  and all other  tangible
                                                   Carolina Corporation    Light Company        personalty    located    on   the
                                                                                                property  described  on Exhibit A
                                                                                                to the Financing Statement.
----------------------------------------------------------------------------------------------------------------------------------
001500212        Continuation    9/15/1997         Cogentrix Eastern       Carolina Power &     Fixtures  and all other  tangible
                 of   Filing  #                    Carolina Corporation    Light Company        personalty    located    on   the
                 0926912                                                                        property  described  on Exhibit A
                                                                                                to the Financing Statement
----------------------------------------------------------------------------------------------------------------------------------
                                 Jurisdiction - Duplin County, North Carolina Register of Deeds
----------------------------------------------------------------------------------------------------------------------------------
  Filing # of     Original or     Date of Filing           Debtor             Secured Party          Collateral Description
   Financing      Continuation
   Statement
----------------------------------------------------------------------------------------------------------------------------------
92-1381          Original        11/24/1992        Cogentrix Eastern       Carolina Power &     Fixtures  and all other  tangible
                                                   Carolina Corporation    Light Company        personalty    located    on   the
                                                                                                property  described  on Exhibit A
                                                                                                to the Financing Statement
----------------------------------------------------------------------------------------------------------------------------------
97-2145          Continuation    9/16/1997         Cogentrix Eastern       Carolina Power &     Fixtures  and all other  tangible
                 of   Filing  #                    Carolina Corporation    Light Company        personalty    located    on   the
                 92-1381                                                                        property  described  on Exhibit A
                                                                                                to the Financing Statement
----------------------------------------------------------------------------------------------------------------------------------


2. Deed of Trust and Security Agreement dated as of August 17, 1992, executed by Cogentrix Eastern Carolina Corporation, a North Carolina corporation, Grantor, Carolina Power & Light Company, a North Carolina corporation, Beneficiary, and David T. Conley, Trustee, and recorded in Book 1087, Page 413, Duplin County Registry.


3. Property taxes became due and payable in Duplin County, North Carolina on September 1, 2002.

Section 3.6                Contracts
-----------                ---------

Organization

   1. Operating Agreement of Cogentrix Eastern Carolina, LLC dated December 8, 2000, between Cogentrix of North Carolina, Inc. and Cogentrix Eastern Carolina, LLC.

Power Sales

   2. Electric Power Purchase Agreement dated June 13, 1984 between Cogentrix Leasing Corporation and Carolina Power & Light Company.

   3. Consent and Agreement dated December 16, 1991 between Carolina Power & Light Company, Cogentrix of North Carolina, Inc. Cogentrix Eastern Carolina Corporation, General Electric Capital Corporation and United States Trust Company of New York. ("First Amendment")

   4. Second Amendment to Electric Power Purchase Agreement dated August 5, 1996 between Carolina Power & Light Company and Cogentrix Eastern Carolina Corporation.

   5. Memorandum of Right of First Refusal dated February 27, 2001 between Carolina Power & Light Company and Cogentrix Eastern Carolina, LLC.

   6. Third Amendment to Electric Power Purchase Agreement dated July 24, 2001 between Carolina Power & Light Company and Cogentrix Eastern Carolina, LLC.

   7. Waiver of Certain Rights Under Electric Power Purchase Agreement dated July 24, 2001 between Carolina Power & Light Company and Cogentrix Eastern Carolina, LLC.

   8. Waiver of Duty of First Offer dated May 15, 2002 between Carolina Power & Light Company and Cogentrix Eastern Carolina, LLC.

   9. Non-Firm Call Option Agreement dated February 11, 2002 between Carolina Power & Light Company and Cogentrix Eastern Carolina, LLC.

   10.Facility Interconnection and Operating Agreement dated January 18, 2002 between Carolina Power & Light Company and Cogentrix Eastern Carolina, LLC. Letter dated January 23, 2002 from Carolina Power & Light Company to Cogentrix Eastern Carolina, LLC regarding generator imbalance.

Steam Sales

   11.Steam Purchase  Contract dated November 30, 1984 between  Guilford  Mills,
      Inc. and Cogentrix Leasing Corporation.

   12.First  Amendment to Steam  Purchase  Contract dated August 1, 1991 between
      Guilford Mills, Inc. and Cogentrix of North Carolina, Inc.


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

   13.Consent and  Agreement  dated  December 16, 1991 between  Guilford  Mills,
      Inc., Cogentrix of North Carolina, Inc. Cogentrix Eastern Carolina Corporation, General Electric Capital Corporation and United States Trust Company of New York.

   14.Settlement  and  Release  Agreement  dated July 6, 2000  between  Guilford
      Mills, Inc. and Cogentrix Eastern Carolina Corporation.

   15.Right of First Refusal  Agreement dated November 30, 1984 between Guilford
      Mills, Inc. and Cogentrix Leasing Corporation.

Fuel Supply

   16.Coal  Purchase/Sale  Agreement  dated October 23, 2001 between James River
      Coal Sales, Inc. and Cogentrix Eastern Carolina, Inc.

Transportation

   17.Railroad  Transportation  Contract  effective December 1, 2001 between CSX
      Transportation, Inc. and Cogentrix Eastern Carolina, Inc.

   18.Agreement for Material  Handling  Services  dated December 1, 2001 between
      ReUse Technology, Inc. and Cogentrix Eastern Carolina, Inc.

Real Estate

   19.Ground  Lease dated  November 3, 1984  between  Guilford  Mills,  Inc. and
      Cogentrix Leasing Corporation.

   20.First  Amendment to Ground Lease dated December 16, 1991 between  Guilford
      Mills, Inc., Cogentrix of North Carolina, Inc. and United States Trust Company of New York.

   21.Second  Amendment  to Ground  Lease  dated July 6, 2000  between  Guilford
      Mills, Inc. and Cogentrix Eastern Carolina Corporation.

   22.Third  Amendment to Ground Lease dated December 29, 2000 between  Guilford
      Mills, Inc. and Cogentrix Eastern Carolina, LLC.

   23.Track  Lease SBD 8074  dated  October  4,  1985  between  Seaboard  System
      Railroad, Inc. and Cumberland Elkhorn Coal & Coke, Inc.

   24.First  Amendment  to Track Lease SBD 8074 dated May 19,  1993  between CSX
      Transportation, Inc. and Cogentrix Eastern Carolina Corporation.

   25.Land  Lease SBD 9284 dated  December  17,  1985  between  Seaboard  System
      Railroad, Inc. and Cumberland Elkhorn Coal & Coke, Inc.

   26.First  Amendment  to Land Lease SBD 9284 dated June 25,  1991  between CSX
      Transportation, Inc. and Oxbow Carbon & Minerals, Inc.


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

   27.Second  Amendment  to Land Lease SBD 9284 dated May 19,  1993  between CSX
      Transportation, Inc. and Cogentrix Eastern Carolina Corporation.

   28.Unloading Pit  Agreement  SBD 8801 dated October 2, 1985 between  Seaboard
      System Railroad, Inc. and Cumberland Elkhorn Coal & Coke, Inc.

   29.First  Amendment to Unloading  Pit  Agreement  SBD 8801 dated May 19, 1992
      between  CSX   Transportation,   Inc.  and  Cogentrix   Eastern   Carolina
      Corporation.

Easements

   30.Easement  Agreement dated November 30, 1984 between  Guilford Mills,  Inc.
      and Cogentrix Leasing Corporation.

   31.Letter Agreement dated December 10, 1984 between Guilford Mills,  Inc. and
      Cogentrix Leasing Corporation.

   32.First  Amendment  to  Easement  Agreement  dated  April 23,  1986  between
      Guilford Mills, Inc. and Cogentrix Leasing Corporation.

   33.Right of Way  Encroachment  Agreement dated July 3, 1985 between the North
      Carolina Department of Transportation and Cogentrix Leasing Corporation.

   34.Easement  Agreement  dated January 14, 1986 between  Alice H. Dorsett,  J.
      Dewey Dorsett and Cogentrix Leasing Corporation.

   35.Easement  Agreement  dated May 19, 1993 between CSX  Transportation,  Inc.
      and Cogentrix Eastern Carolina Corporation.

   36.Grant of Easement  dated  September  24, 1998  between  Cogentrix  Eastern
      Carolina Corporation and North Carolina natural Gas Corporation.














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